AGREEMENT FOR TERMINATION
                          OF EMPLOYMENT



     Agreement by and between Delchamps, Inc., an Alabama corporation

(the "Company"), and David M. Morrow ("Morrow"), dated as of September

19, 1997, with reference to the following recitals:



                             Recitals



     1.   Morrow and the Company entered into an employment agreement dated as of January 1, 1997, pursuant to which Morrow agreed to serve as the Chief Executive Officer of the Company and Chairman of the

Company's Board of Directors (the "Morrow Employment Agreement").

     2.   Morrow and the Company entered into an agreement dated as of

December 13, 1995 pursuant to which, among other things, the Company agreed to make certain payments and provide certain benefits to Morrow in the event of a Change of Control (as defined therein) (the "Morrow

Change of Control Agreement").

     3.   On or about September 15, 1997, a Change of Control occurred when Delta Acquisition Corporation, an Alabama corporation and wholly-

owned subsidiary of Jitney-Jungle Stores of America, Inc., acquired a substantial percentage of the Company's outstanding shares of common stock via a tender offer.

     4.   The Morrow Employment Agreement terminated by its terms upon the Change of Control.

     5.   Morrow and the Company believe it is in their mutual best

interests to enter into the following agreement with respect to the termination of Morrow's employment by the Company.

     NOW, THEREFORE, in consideration of the recitals and the

respective covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

     1.   Termination of Morrow's Employment. Effective as of 5:00

p.m., Friday, September 19, 1997, Morrow's employment with the Company shall be permanently and irrevocably severed.

     2.   Termination Payment. Upon execution of this Agreement, the

Company shall pay to Morrow, in immediately available funds, via wire transfer or other means acceptable to Morrow, the sum of $2,623,664 less applicable withholding taxes (the "Termination Payment").

     3.   Satisfaction of Obligations Under the Morrow Change of

Control Agreement.  Morrow agrees, acknowledges and affirmatively represents that upon making the Termination Payment to Morrow, the

Company shall have fully and completed, satisfied and discharged any and all obligations it has, or may be claimed to have, under the

Morrow Employment Agreement and the Morrow Change of Control

Agreement, and the Company agrees that Morrow shall have fully satisfied any and all obligations he has, or may be claimed to have,

under the Morrow Employment Agreement and the Morrow Change of Control

Agreement, except as follows (capitalized terms not defined in this

Agreement and the paragraph references below are defined in or refer to the Morrow Change of Control Agreement):

     (a)  The Company and Morrow shall have the continuing rights and obligations described in paragraph 6(a)(ii).

     (b)  The provisions of paragraph 8 ("Full Settlement") shall survive.

     (c)  The Termination Payment includes a Gross-Up Payment of

$697,500, based on an Excise Tax of $279,000, which amounts have been calculated in good faith by the Company and which Morrow agrees satisfies the Company's obligation to calculate such amounts pursuant to paragraph 9(b).  If there is an Underpayment or a claim by the

Internal Revenue Service as described in paragraph 9, the rights and obligations of the Company and Morrow pursuant to paragraph 9 with respect thereto will continue to apply.

     (d)  The provisions of paragraph 10 ("Confidential Information")

shall survive.

     (e)  The provisions of paragraphs 11 and 12(a), (b), (c), (d) and

(e) shall survive, except that the address for notice to the Company shall be:

                    Delchamps, Inc.
                    1770 Ellis Avenue, Suite 200
                    Jackson, MS 39204
                    ATTENTION: Michael E. Julian

and the address for notice to Morrow shall be:

                    Olympic Towers Condominium
                    Apartment 5A
                    Rodriguez Serra No. 1
                    Condabo, Puerto Rico 00907
                    Phone: (787) 721-3715
                    Fax:   (787) 723-9863

     4.   Cash Out Agreement.  On or before September 26, 1997, the

Company shall pay to Morrow via wire transfer or other means acceptable to Morrow the sum of $2,325,000, less applicable

withholding taxes, in full settlement of his cash-out agreement with the Company relating to all of his options to purchase shares of common stock of the Company.

     5.   Indemnification and Insurance.  Notwithstanding anything

herein to the contrary, Morrow shall retain all of his rights pursuant to Section 6.5 ("Directors' and Officers' Indemnification and

Insurance") of the Agreement and Plan of merger by and among

Delchamps, Inc., Delta Acquisition Corporation and Jitney-Jungle

Stores of America, Inc. dated July 8, 1997 and all of his rights to indemnification with respect to his service as a director, officer or employee of the Company or its subsidiary to which he may be entitled pursuant to (a) his indemnification agreement with the Company,

(b) the Company's or its subsidiary's articles or bylaws or

(c) applicable law relating to indemnification obligations of corporations to their directors, officers and employees.

     6.   Company Benefit Plans.  Morrow specifically acknowledges and understands that he is not entitled to any payment with respect to the

Company's longevity bonus plan.  The Company acknowledges and agrees that Morrow is entitled to the benefits provided by the terms of the

Company's 401(k) plan applicable to employees whose employment has terminated.

     7.   Morrow's Obligations.  Except as specifically provided

herein, upon receipt of the Termination Payment, Morrow will have no further obligations to the Company.

     8.   Release.  Except as specifically provided herein, upon

receipt of the Termination Payment, Morrow, for himself and his successors, assigns and heirs, hereby forever releases, acquits and forever discharges the Company and any and all agents, officers, or employees thereof and any and all partnerships, associations or corporations who are, or who may be, in any manner whatsoever responsible for their acts, or the acts of any of them, from any and all claims, demands, actions, causes of action, suits and damages of every kind and nature whatsoever whether known or unknown, accrued or hereafter to accrue, arising out of or in any manner connected with the Morrow Employment Agreement, the Morrow Change of Control

Agreement, or any investment in, employment or termination of employment with the Company.




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                         DELCHAMPS, INC.



                         By:  /s/  Timothy E. Kullman
                              -----------------------
                         Title:  Senior Vice president and
                                 Chief Financial Officer



                         /s/ David Morrow
                         ----------------
                         DAVID M. MORROW